Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Consolidated Water Co. Ltd. on Form S-8 of our report dated March 30, 2023 with respect to our audits of the consolidated financial statements of Consolidated Water Co. Ltd. as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, appearing in the Annual Report on Form 10-K of Consolidated Water Co. Ltd. for the year ended December 31, 2022.

/s/ Marcum LLP

Marcum LLP

West Palm Beach, FL

January 12, 2024